SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      ARTERIAL VASCULAR ENGINEERING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                       ARTERIAL VASCULAR ENGINEERING, INC.
                                3576 Unocal Place
                          Santa Rosa, California 95403

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 12, 1998

TO THE STOCKHOLDERS OF ARTERIAL VASCULAR ENGINEERING, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arterial Vascular Engineering, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 12, 1998 at 10:00 a.m. local time at the Luther Burbank Center for the Arts, East Auditorium, 50 Mark West Springs Road, Santa Rosa, California for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected;

         2. To approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock, par value $.001 per share, of the Company ("Common Stock") from 100,000,000 to 300,000,000;

         3. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000 shares for an aggregate total of 8,000,000 shares;

         4. To approve the Company's 1997 Employee Stock Purchase Plan, as amended, to increase to the number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares for an aggregate total of 5,000,000 shares;

         5. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 1999; and

         6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                            By Order of the Board of Directors

                                            Lawrence J. Fassler
                                            Secretary

Santa Rosa, California
September 25, 1998

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     ALL  STOCKHOLDERS  ARE  CORDIALLY  INVITED  TO ATTEND  THE  MEETING IN
     PERSON.  WHETHER  OR NOT YOU  EXPECT TO  ATTEND  THE  MEETING,  PLEASE
     COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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


                    ARTERIAL VASCULAR ENGINEERING, INC.
                             3576 Unocal Place
                        Santa Rosa, California 95403

                           ---------------------

                              PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS

                             November 12, 1998

               INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Arterial Vascular Engineering, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, November 12, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Luther Burbank Center for the Arts, East Auditorium, 50 Mark West Springs Road, Santa Rosa, California. The Company intends to mail this proxy statement and accompanying proxy card on or about September 25, 1998 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist the Company in the distribution and solicitation of proxies. For its services, the Company has agreed to pay CIC a fee of $7,000 and to reimburse it for its reasonable out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock, par value $.001 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company and by CIC. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services.

Voting Rights And Outstanding Shares

         Only holders of record of Common Stock at the close of business on September 16, 1998, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 16, 1998, the Company had outstanding and entitled to vote ______________ shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         On March 2, 1998, the Company declared a 2-for-1 stock split effected by means of a stock dividend. All share numbers contained herein give effect to such stock split.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

Revocability Of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3576 Unocal Place, Santa Rosa, California 95403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than May 28, 1999 in order to be included in the Company's proxy statement and proxy relating to that Annual Meeting. Pursuant to the Company's Bylaws, stockholders who wish to bring matters or propose nominees for director at the Company's 1999 Annual Meeting of Stockholders (other than in accordance with the preceding sentence) must provide specified information to the Company between August 14, 1999 and September 14, 1999.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are four nominees for five Board of Directors positions. Although the number of Board positions currently authorized by the Board pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and its Amended and Restated Bylaws (the "Bylaws") is five, one position is currently vacant. The Board is making ongoing efforts to fill the fifth position. Proxies solicited by management cannot be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company: Scott J. Solano, John D. Miller and Craig
E. Dauchy were elected by the stockholders, and George B. Borkow was elected by the Board on May 1, 1998.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

         The names of the nominees and certain information about them are set forth below:


                                                   Principal Occupation/
                Name                    Age    Position Held with the Company
                ----                    ---    ------------------------------

Scott J. Solano........................ 41   Chairman of the Board of Directors,
                                               Chief Executive Officer and
                                               President
John D. Miller......................... 41   Chief Financial Officer, Treasurer
                                               and Director
Craig E. Dauchy (1)(2)................. 48   Director
George B. Borkow (1)(2)................ 50   Director

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.

         Scott J. Solano has served as President, Chief Executive Officer and a Director of the Company since August 1997, after serving as the Company's Chief Operating Officer since February 1997. Prior to joining the Company, Mr. Solano served as the Vice President of New Product Development and Operations for the Ohmeda medical device division of The BOC Group from February 1995 to February 1997. Mr. Solano also served as Vice President of New Product Development and Operations at the interventional vascular division of Medtronic, Inc., a medical device manufacturer, from September 1994 to February 1995, and as Director of New Product Development there from March 1991 to September 1994. Mr. Solano holds a B.S. degree from the State University of New York, Albany and a M.S. degree from Rensselaer Polytechnic Institute.

         John D. Miller is a founder of the Company and has served as Vice President of Finance from January 1996 to March 1998, Secretary from May 1995 to December 1996 and Chief Financial Officer, Treasurer and a Director since the Company's inception. Prior to his position as Vice President of Finance, Mr. Miller served as Director of Finance from the Company's inception to January 1996. Mr. Miller performed his duties to the Company as a consultant from July 1991 to January 1995 when he began devoting his full working time to the Company. Mr. Miller was a partner in a New York accounting firm until 1990, when he went into private practice. Mr. Miller holds a B.B.A. from Hofstra University.

         Craig E. Dauchy is a partner with the law firm of Cooley Godward LLP and is a member of that firm's Management Committee. In addition to his work at Cooley Godward, Mr. Dauchy has since 1986 served on the Board of Directors of the TechLaw Group, a nationwide network of eight major law firms dedicated to the advancement of technology law and the encouragement of technology-related business. Mr. Dauchy is also a co-author of the book, "The Entrepreneur's Guide to Business Law." Mr. Dauchy holds a joint J.D./M.B.A. degree from Stanford University and a B.A. from Yale University.

         George B. Borkow has served as a Director of the Company since May 1998. Prior to joining the Company as Director, Mr. Borkow was the Chief Executive Officer and Director for HealthVISION Corp., a developer of automated medical records, from January 1995 to August 1996. From January 1987 to December 1994, Mr. Borkow was the Chief Financial Officer and Director of United HealthCare. Mr. Borkow is presently a Director of several health care companies, including OnCare, Inc., a physician management company specializing in oncology, and Abaton.com, Inc., a developer of intranet and internet software for the health services industry. Mr. Borkow holds a B.A. degree from George Washington University and an M.B.A. degree from the University of Rhode Island.

Board Committees And Meetings

         During the fiscal year ended June 30, 1998, the Board of Directors held five meetings in addition to actions taken by unanimous written consent in accordance with the Company's Bylaws and Delaware law. The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

         The Audit Committee reviews with the Company's independent auditors the results of the annual audit and discusses the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During the fiscal year ended June 30, 1998, the Audit Committee was composed of two non-employee directors, Craig E. Dauchy and Dr. Simon H. Stertzer, with George B. Borkow replacing Dr. Stertzer in May 1998. The Audit Committee met two times during the fiscal year ended June 30, 1998.

         The Compensation Committee makes recommendations concerning compensation levels for officers and members of the Board and generally administers the Company's 1996 Equity Incentive Plan. In order to remain in compliance with rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), governing the administration of certain equity incentive plans with respect to executive officers, it is expected that the Board of Directors in its entirety will continue to administer the 1996 Equity Incentive Plan (further discussed below) with respect to certain executive officers until such time as the Board again includes two "disinterested" directors as defined by the rules promulgated under the Exchange Act. The Compensation Committee also performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended June 30, 1998, the Compensation Committee was composed of two non-employee directors, Mr. Dauchy and Dr. Stertzer, with Mr. Borkow replacing Dr. Stertzer in April 1998. The Compensation Committee met three times during the fiscal year ended June 30, 1998, in addition to actions taken by unanimous written consent in accordance with the Company's Bylaws and Delaware law.

         During the fiscal year ended June 30, 1998, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member.


                                   PROPOSAL 2

                            APPROVAL OF AMENDMENT TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

         In February 1996 the Board of Directors adopted, and in February 1996 the Company's stockholders subsequently approved, an amendment to the Company's Certificate of Incorporation, which authorized for issuance a total of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. In July 1998, the Board approved an amendment to the Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance from 100,000,000 shares to 300,000,000 shares.

         Paragraph   A.  of  Article  IV  of  the   Company's   Certificate   of
Incorporation would be amended in its entirety to be and read as follows:

                           "A.  This  corporation  is  authorized  to issue  two
                  classes of stock to be designated, respectively, "Common Stock" and Preferred Stock." The total number of shares that the corporation is authorized to issue is Three Hundred Five Million (305,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

         On February 4, 1998, the Board authorized a two-for-one stock split to be effected in the form of a 100% stock dividend. The stock dividend was paid on March 2, 1998 to stockholders of record on February 17, 1998. As a result of that action, the number of authorized but unissued shares of Common Stock available to the Company for future issuance was significantly reduced. As of July 31, 1998, there were 64,246,371 shares of Common Stock issued (including 60,000 shares of treasury stock), of which 64,186,371 were outstanding, and an additional 7,935,653 shares of Common Stock were reserved for issuance under the Company's stock plans. Accordingly, there were 27,877,976 shares of Common Stock available for issuance on July 31, 1998. None of the preferred stock is outstanding.

         The proposed increase in the number of shares of authorized Common Stock is designed to ensure that shares of Common Stock will be available, if needed, for issuance in connection with acquisitions, stock splits, stock dividends, and other corporate purposes. The Board believes that the availability of the additional shares of Common Stock for such purposes without undue delay or the necessity of holding a special stockholders' meeting will be beneficial to the Company.

         No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may be listed. The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

         The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment. However, the increased authorized shares of Common Stock could be used by the Company to make a takeover attempt by a third party more difficult, such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of the date of this Proxy Statement, the Board is unaware of any effort to accumulate the Company's shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

         The Company's Certificate of Incorporation contains certain provisions that may be viewed as having possible anti-takeover effects. Under the Company's Certificate of Incorporation, special meetings of the Company's stockholders may be called only by the chairman of the Board, the chief executive officer or by a resolution adopted by a majority of the total number of authorized directors. In addition, stockholders may not execute an action by written consent in lieu of an annual or special meeting. The Company's Certificate of Incorporation further provides that the Company's stockholders may not adopt, amend or repeal the Company's Bylaws except by a vote of eighty percent (80%) of the combined voting power of the Company's outstanding capital stock. The Company's Bylaws provide, among other things, that the Company receive timely advance notice by a stockholder of a proposal or director nomination that such stockholder desires to present at the annual meeting of stockholders. To be timely, a stockholder's notice must be delivered or mailed no later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders.

         The Board has adopted a stockholder rights plan, commonly referred to as a "poison pill," that is intended to deter hostile or coercive attempts to acquire the Company and which was amended in May 1998 to account for the recent increase in the market price of the Company's Common Stock. The stockholder rights plan enables stockholders to acquire shares of the Company's Common Stock, or the common stock of an acquiror, at a substantial discount to the public market price should any person or group acquire more than 15% of the Company's common stock without the approval of the Board under certain circumstances. The Company has reserved 1,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with the stockholder rights plan. The Company is authorized to issue an additional 4,000,000 shares of preferred stock in one or more series with terms to be fixed by the Board without a stockholder vote. While the Board has no current intentions or plans to issue any preferred stock, issuance of these shares could also be used as an anti-takeover device.

         The affirmative vote of the holders of a majority of the Company's outstanding of Common Stock will be required to approve the amendment of the Company's Certificate of Incorporation. Abstention from voting on the proposed amendment and broker non-votes will have the practical effect of voting against the amendment since the affirmative vote of a majority of the Company's outstanding shares is required for adoption of the proposal. If the proposal is adopted, the amendment will become effective upon the requisite filing under the Delaware General Corporation Law.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

               APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

         In January 1996 the Board of Directors adopted, and in February 1996 the Company's stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "Incentive Plan") under which 1,600,000 shares of Common Stock were reserved for issuance (as adjusted to reflect the two-for-one stock split effected on March 2, 1998). In September 1996, the Board adopted, and in December 1996 the Company's stockholder subsequently approved, an amended and restated version of the Incentive Plan to increase the aggregate number of shares authorized for issuance under the Incentive Plan from 1,600,000 to 3,000,000 shares and to update it generally for tax and securities law provisions. In August 1997, the Board adopted, and in October 1997 the Company's stockholders subsequently approved, an amended and restated version of the Incentive Plan to increase the aggregate number of shares authorized for issuance under the Incentive Plan from 3,000,000 to 5,000,000 shares.

         In July 1998, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Incentive Plan from 5,000,000 shares to 8,000,000 shares. The Board adopted this amendment to ensure, in view of the substantial recent growth in the Company's personnel, that the Company can continue to grant stock options, awards, bonuses or rights to employees of and consultants to the Company at levels determined appropriate by the Board and the Compensation Committee.

         As of September 16, 1998, options (net of cancelled or expired options) to purchase an aggregate of _,___,___ shares of Common Stock at exercise prices ranging from $6.50 to $__.____ per share were outstanding under the Incentive Plan and _,___,___ shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expirations of options) remained available for future grant under the Incentive Plan, excluding the increase of 3,000,000 shares for which stockholder approval is being sought. During the last fiscal year, under the Incentive Plan, the Company granted to all executive officers who were with the Company as of June 30, 1998, as a group, options to purchase 215,000 shares of Common Stock at exercise prices of $23.63 to $39.56 per share, and to all employees (excluding executive officers), as a group, options to purchase 1,574,550 shares of Common Stock at exercise prices of $15.75 to $41.50 per share. No options to purchase shares were granted under the Incentive Plan to any members of the Board of Directors who were not employees of the Company. As a matter of policy, options granted under the Incentive Plan are generally granted at exercise prices equal to the market value of the Common Stock on the date of grant.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan, as amended.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.


         The essential features of the Incentive Plan are outlined below.

General

         The Incentive Plan provides for grants of incentive stock options to employees (including officers and directors) and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and directors) of and consultants to the Company. To date, only incentive stock options and nonstatutory stock options have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards available under the Incentive Plan.

Purpose

         The Incentive Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 2,138 employees (as of July 31,
1998) are currently eligible to participate in the Incentive Plan.

Administration

         The Incentive Plan is administered by the Board of Directors of the Company, unless the Board delegates administration to a committee thereof. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, what type of award will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board and the Board has, in the past, delegated administration of the Incentive Plan in all circumstances to the Compensation Committee of the Board. However, in order to remain in compliance with rules promulgated under the Exchange Act governing the administration of certain equity incentive plans with respect to certain executive officers, it is expected that following the Annual Meeting the Board of Directors in its entirety will administer the Incentive Plan with respect to certain executive officers until such time as the Board again includes two "disinterested" directors as defined by the rules promulgated under the Exchange Act. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Eligibility

         Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options under the Incentive Plan.

         No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

         No person may be granted options and stock appreciation rights under the Incentive Plan covering more than 250,000 shares of Common Stock during any calendar year.

Stock Subject to the Incentive Plan

         Currently, 8,000,000 shares of Common Stock are reserved for issuance under the Incentive Plan. However, if this Proposal 3 is not approved by the stockholders, then only 5,000,000 shares of Common Stock will be reserved for issuance under the Incentive Plan (after giving effect to the two-for-one stock split effected on March 2, 1998), subject to adjustment in the event of stock splits, stock dividends and other similar changes in the Common Stock or the capital structure of the Company. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

Terms of Options

         The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options under the Incentive Plan is determined by the Board. However, if an option is granted with an exercise price below fair market value, a deduction for compensation attributable to the exercise of such option could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." At September 16, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market tier of The Nasdaq Stock Market was $__.__ per share.

         In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Code Section 162(m), an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 250,000 share limitation under the Incentive Plan. The Board also has the authority to include as part of an option agreement a provision entitling the optionee to a further option in the event that the optionee exercises his or her option by surrendering other shares of Common Stock as payment of the exercise price.

         The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

         Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of either 12.5% every six months following the date of the grant or 25% every year following the date of grant, so that in either case the shares would be fully vested on the fourth anniversary of the date of the grant, assuming the optionee's continued employment or services as a consultant or director. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the service of the Company prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned shares of Common Stock of the Company or by a combination of these means.

         Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Vested options under the Incentive Plan expire three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's termination) at any time within twelve months of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within a period specified in the option, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise.

Individual  options by their  terms may  provide  for  exercise  within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited by specified securities laws.

Terms of Stock Bonuses and Purchases of Restricted Stock

         Purchase Price; Payment. The purchase price under each stock purchase agreement will be determined by the Board. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

         Repurchase. Shares of the Common Stock sold or awarded under the Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

         The Board may grant stock appreciation rights to employees or directors of, or consultants to, the Company or its affiliates. The Incentive Plan authorizes three types of stock appreciation rights.

         Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash or shares of Common Stock.

         Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash or shares of Common Stock.

         Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash or shares of Common Stock.

Adjustment Provisions

         If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding awards.

Effect Of Certain Corporate Events

         The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised by current employees or directors of or consultants to the Company will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

         The  Board  may  suspend  or  terminate  the  Incentive   Plan  without
stockholder approval or ratification at any time. Unless sooner terminated, the Incentive Plan will terminate on January 26, 2006.

         The Board may also amend the Incentive Plan at any time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment requires stockholder approval in order to comply with Rule 16b-3 under the Exchange Act or to satisfy the requirements of Section 422 of the Code or any requirements of the Nasdaq National Market tier of The Nasdaq Stock Market or any other applicable securities exchange. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions On Transfer

         Under the Incentive Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of an optionee, an option may be exercised only by the optionee. All other awards granted under the Incentive Plan may be transferred only upon such conditions as are set forth in the applicable award agreement. In any case, a grantee may designate in writing a third party who may exercise the award in the event of the grantee's death. In addition, any shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

         Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

         Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

         Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Slightly different rules may apply to persons who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

         Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

         Potential Limitation on Company Deductions. In 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors;" and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant.

Stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.


                                   PROPOSAL 4

                  APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN

         In July 1997, the Board of Directors adopted, and in October 1997 the Company's stockholders subsequently approved, the Company's the 1997 Employee Stock Purchase Plan (the "Purchase Plan"), under which 3,000,000 shares of Common Stock were reserved for issuance (as adjusted to reflect the two-for-one stock split effected on March 2, 1998). The Purchase Plan authorizes the grant to employees of the Company and designated subsidiaries of rights to purchase up to 3,000,000 shares of Common Stock and is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

         In July 1998, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Incentive Plan from a total of 3,000,000 shares to 5,000,000 shares. The Board adopted this amendment to ensure, in view of the substantial recent growth in the Company's personnel, that the Company can continue to accommodate purchases by employees of the Company at levels permissible under the Purchase Plan.

         The Company believes that it competes in a very competitive labor market for available talent. The Purchase Plan is intended to afford the Company flexibility in providing its employees with equity incentives, and the Company intends to use it as a fundamental tool in recruiting and retaining employees. Consequently, the Board of Directors determined the adoption of the Purchase Plan to be in the best interests of the Company and its stockholders.

         As of September 16, 1998, an aggregate of 264,783 shares of Common Stock at purchase prices ranging from $16.73 to $31.93 per share were purchased under the Purchase Plan and 2,735,217 shares remained available for future purchase under the Purchase Plan, excluding the increase of 2,000,000 shares for which stockholder approval is being sought. During the last fiscal year, under the Purchase Plan, executive officers who were with the Company as of June 30, 1998, as a group, purchased 8,814 shares of Common Stock at the exercise price of $16.73 per share, and all employees (excluding executive officers) as a group purchased 64,202 shares of Common Stock at the exercise price of $16.73 per share. Purchases under the Purchase Plan are made at purchase prices equal to the market value of the Common Stock on the date of purchase.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Purchase Plan, as amended.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                         OF THE ADOPTION OF PROPOSAL 4.

          The essential features of the Purchase Plan are summarized below.

         Purpose. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock through accumulated payroll deductions. By means of the Purchase Plan, the Company seeks to retain the services of its (and its designated subsidiaries') employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company by providing eligible employees with an opportunity to participate in the Company's future growth.

         Administration. The Purchase Plan is administered by the Board of Directors of the Company or by a committee of two or more directors (the Board or such committee being referred to as the "Plan Administrator"). The Plan Administrator has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any subsidiary of the Company will be eligible to participate in the Purchase Plan.

         Available Shares. Currently, a total of 5,000,000 shares of Common Stock have been reserved for issuance under the Purchase Plan (after giving effect to the two-for-one stock split effected on March 2, 1998), subject to adjustment in the event of stock splits, stock dividends and other similar changes in the Common Stock or the capital structure of the Company. However, if this proposal Four is not approved by the stockholders, then only 3,000,000 shares of Common Stock will be reserved for issuance under the Purchase Plan.

         Eligibility. All employees of the Company, and of any subsidiary of the Company designated by the Plan Administrator, are eligible to participate in the Purchase Plan, except that the Plan Administrator may, in its discretion, exclude any one or more of the following classes of employees: (a) employees whose customary employment is 20 hours or less per week and (b) employees whose customary employment is less than five months per calendar year. Additionally, no employee will be granted rights that would permit him to buy more than $25,000 of the fair market value of the Common Stock (determined at the time such rights are granted). Non-employee directors and persons who own, or have options to acquire, 5% or more of the outstanding shares of Common Stock are not eligible to participate in the Purchase Plan. All executive officers of the Company may participate in the Purchase Plan except for those persons currently holding more than 5% of the outstanding shares of Common Stock. Mr. John D. Miller is an executive officer of the Company and currently holds more than 5% of the outstanding shares of Common Stock, and so is currently ineligible for participation in the Purchase Plan.

         Purchase Periods. Under the Purchase Plan, offerings will be made in periods (each, a "Offering Period") with lengths determined by the Plan Administrator, provided that no Offering Period may be longer than 27 months. Offering Periods will commence on the dates determined by the Plan
Administrator. The Plan Administrator has the discretion to implement overlapping Offering Periods and to permit employees to participate simultaneously in more than one overlapping Offering Period. Upon establishing each Offering Period, the Plan Administrator will also establish (a) one or more dates during such Offering Period (one of which must be on the last day thereof) on which amounts in the accounts of participating employees will be applied to purchase shares of Common Stock (each such date a "Purchase Date"), (b) the discount from the fair market value of the Common Stock at which purchases will be made during such Offering Period (the "Applicable Discount"), (c) the components of participating employees' total compensation which may be contributed to participants' Purchase Plan accounts during such Offering Period (as so determined, the "Compensation"), and (d) a maximum number of shares, if any, that may be purchased by any participating employee on any Purchase Date (the "Per-Participant Limit"). Upon establishing each Offering Period, the Plan Administrator may, in its discretion, fix a maximum number of shares that may be purchased by all participating employees in the aggregate during any given Offering Period and/or on any given Exercise Date. Once fixed, the Purchase Date or Dates, the Applicable Discount, the Compensation, the Per-Participant Limit and any aggregate share purchase limits with respect to a given Offering Period may not be changed, except upon the occurrence of a certain corporate transactions. See "Effect of Certain Corporate Events."

         Participation in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Plan Administrator as the offering date for the offering, an agreement authorizing payroll deductions of up to 20% of such employee's Compensation during the Offering Period.

         Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the Offering Period. At any one time during the Offering Period, a participant may reduce, increase (up to the 20% total authorized deduction) or terminate his payroll deductions. All payroll deductions made for a participant are credited to his account under the Purchase Plan and deposited with the general funds of the Company. Amounts credited to employees' accounts will not bear interest, and employees may not make direct cash payments to their accounts. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

         Purchase of Stock. On the first day of each Offering Period, each participating employee shall be granted the right to purchase shares of Common Stock from his/her payroll deductions. On each Purchase Date, the purchase rights will be exercised automatically through the application of amounts in each participant's account to purchase shares of Common Stock at a price per share determined by applying the Applicable Discount to the lower of (a) the fair market value of the Common Stock on the first day of the applicable
Offering Period or (b) the fair market value of the Common Stock on the applicable Purchase Date (in each case as adjusted for stock splits, stock dividends and other similar changes in the Common Stock or the capital structure of the Company). The shares purchased may be newly issued shares, treasury shares or shares acquired by the Company on the open market or otherwise. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number permitted under an Offering Period, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the Offering Period at the applicable price.

         Withdrawal. Employees may end their participation at any time during an Offering Period by delivering a written notice of withdrawal to the Company, and participation ends automatically upon termination of their employment for any reason. Upon any such withdrawal, the Company shall distribute to the employee all of his or her accumulated payroll deductions (reduced to the extent, if any, that such deductions have already been used to acquire stock for the employee), without interest, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

         Termination of Employment. Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employees' employment for any reason, and the Company will distribute to such employee all of his accumulated payroll deductions that have not already been used to acquire shares of Common Stock, without interest.

         Restrictions on Transfer. Rights granted under the Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution or by a beneficiary designated by the participant. During a participant's lifetime, the rights may be exercised only by the person to whom such rights are granted.

         Duration, Amendment and Termination. The Board may suspend or terminate the Purchase Plan at any time. Rights and obligations under any rights granted while the Purchase Plan is in effect shall not be altered or impaired by suspension or termination of the Purchase Plan, except as expressly provided in the Purchase Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation or as necessary to ensure that the Purchase Plan and/or rights granted under the Purchase Plan comply with the requirements of Section 423 of the Code. The Board may also amend the Purchase Plan at any time, provided that stockholder approval must be received within twelve months of the amendment where such amendment will modifies the Purchase Plan in any way such that stockholder approval is required under Section 423 of the Code or any requirements of the Nasdaq National Market tier of The Nasdaq Stock Market or other applicable securities exchange.

         Effect of Certain Corporate Events. In the event of a dissolution, liquidation or specified type of merger or acquisition of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the Purchase Date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

         Federal Income Tax Consequences. Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income will be taxable to a participant (and the Company will not be entitled to any deduction from income) until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares. If the employee retains the shares issued under the Purchase Plan for more than two years from the first day of the Offering Period and for more than one year after the Purchase Date, or if the employee dies while owning the shares, the employee will be required to include in income as compensation, for the year of disposition of such shares or death, an amount equal to the lesser of (i) an amount determined by applying the Applicable Discount to the fair market value of such shares on the first day of the Offering Period in which such shares were purchased, or (ii) the excess of the fair market value of such shares at the time of disposition or death over the purchase price. If, on the other hand, the employee disposes of such shares within the two-year or one-year period, the employee will be required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation. Any additional gain or loss realized upon a disposition, other than the amounts treated as compensation, will be treated as capital gain or loss.


                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has acted as the Company's independent public accountants since May 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The Board of Directors appointed Ernst & Young LLP as the Company's independent auditors effective May 9, 1996.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following  table  sets forth  certain  information  regarding  the ownership  of the  Company's  Common  Stock  as of July 31,  1998  by:  (i) each director and nominee for director;  (ii) each of the executive officers named in the Summary  Compensation Table employed by the Company in that capacity on July
31, 1998; (iii) all executive  officers and directors of the Company as a group;
and (iv) all those  known by the  Company to be  beneficial  owners of more than five percent of its Common Stock.

                                                                                                       Shares Beneficially Owned(1)
                                                                                                       ----------------------------
       5% Stockholders, Directors and Officers                                                         Number               Percent
       ---------------------------------------                                                         ------               -------
John D. Miller (2)(3) .............................................................................   3,749,696              5.8%
    c/o Arterial Vascular Engineering, Inc.
    3576 Unocal Place
    Santa Rosa, CA 95403

FMR Corp. (4) .....................................................................................   3,481,050              5.4%
    82 Devonshire Street
    Boston, MA 02109-3614

Robert D. Lashinski (2)(5) ........................................................................   2,778,512              4.3%

Bradly A. Jendersee (2)(6) ........................................................................   1,719,098              2.7%

Gregory M. French (2)(7) ..........................................................................     429,925               *

W. Kevin Bedsole (2)(8) ...........................................................................     199,710               *

Scott J. Solano(9).................................................................................      61,731               *

Glenn S. Foley(10) ................................................................................      12,758               *

Craig E. Dauchy ...................................................................................       6,000               *

George B. Borkow ..................................................................................         -0-               *

All directors and executive officers as a group
    (18 persons) (11) .............................................................................   9,515,971             14.8%

------------------------
  *    Represents beneficial ownership of less than 1%.

  (1) This table is based upon information supplied by officers, directors and principal stockholders filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 64,186,371 shares outstanding on July 31, 1998, adjusted as required by rules promulgated by the SEC.

  (2) Includes shares of restricted stock subject to a repurchase option in favor of the Company in accordance with service vesting schedules generally ranging from 48 to 64 months.

  (3) Includes 807,534 shares held by family trusts for which Doreen D. Miller (Mr. Miller's spouse) and J.P Morgan California are co-trustees, as to which shares Mr. Miller disclaims beneficial ownership. Includes 1,723,331 shares held by Goldman, Sachs & Co., for Mr. Miller's benefit. Includes 27,500 shares held in an IRA account.

  (4) Includes 2,225,350 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various investment companies registered under Section 8

                                       16



       of the Investment Company Act of 1940 and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. Includes 1,126,000 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts primarily employee benefit plans and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. Includes 129,700 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment advisor to various non-U.S. investment companies.

  (5) Includes 220,112 shares held by family trusts for which Mike Lee and J.P. Morgan California are co-trustees, as to which shares Mr. Lashinski disclaims beneficial ownership. Includes 15,278 shares held in an IRA account.

  (6) Includes 280,000 shares held by a family trust for which Shelley A. Duane (Mr. Jendersee's mother) and J.P. Morgan California are co-trustees, as to which shares Mr. Jendersee disclaims beneficial ownership. Includes 27,478 shares held in an IRA account.

  (7)  Includes 410,728 shares held by the French Family Trust for which Gregory
       M. French and Lisa E. French are co-trustees. Includes 19,904 shares held by family trusts for which Charles Remsen (Mr. French's brother-in-law) is trustee, as to which shares Mr. French disclaims beneficial ownership. Includes 17,666 shares held in an IRA account.

  (8) Includes 195,010 shares held by a living trust for which Mr. Bedsole and his wife, Susan Welcher, are the trustees. Includes 3,333 shares issuable pursuant to options exercisable within 60 days.

  (9) Includes 60,000 shares issuable pursuant to options exercisable within 60 days.

  (10) Includes 11,200 shares issuable pursuant to options exercisable within 60 days.

  (11) Includes 339,637 shares issuable pursuant to options exercisable within 60 days.


Compliance with the Reporting Requirements of Section 16(a)

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report, covering one transaction, was filed late by W. Kevin Bedsole; one report, covering one transaction, was filed late by Gregory M. French and one report covering one transaction was filed late by John D. Miller.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         The members of the Board of Directors do not currently receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for their expenses and, with respect to Mr. Dauchy, his time, incurred in connection with attendance at Board meetings in accordance with Company policy.

         Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan").

         Non-Employee Directors' Stock Option Plan. The Board adopted the Directors' Plan in January 1996 and amended it for certain securities law developments in September 1996. The Directors' Plan provides for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company and is administered by the Board (unless the Board delegates administration to a committee of the Board).

         The maximum number of shares of Common Stock that may be issued pursuant to options grants under the Directors' Plan is 200,000 (after giving effect to the two-for-one stock split effected on March 2, 1998), subject to adjustment in the event of stock splits, stock dividends and other similar changes in the Common Stock or the capital structure of the Company Pursuant to the terms of the Directors' Plan, each person serving as a director of the Company who is not an employee of the Company (a "Non-Employee Director") automatically receives, upon the date such person first becomes a Non-Employee Director, the grant of an option to purchase 12,000 shares of Common Stock. In addition, each year on the date of the annual meeting of stockholders, each Non-Employee Director who is not elected a director for the first time at such meeting is automatically granted an option to purchase 4,000 shares of Common Stock.

         Options under the Directors' Plan vest (provided that the optionee has continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any parent or subsidiary of the Company) in four equal annual installments, commencing on the first anniversary of the date of the grant of the option. The exercise price of options granted under the Directors' Plan equal the fair market value of the Common Stock granted on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Except as otherwise specifically provided in the optionee's option agreement, options granted under the Directors' Plan are nontransferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. The Directors' Plan will terminate at the direction of the Board.

         In  the  event  of  a   merger,   consolidation,   reverse   merger  or
reorganization, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

         Pursuant to the Directors' Plan, (i) on August 8, 1997, the date of his election to the Board, options to purchase 24,000 shares of Common Stock (as adjusted to reflect the two-for-one stock split effected on March 2, 1998) were granted to Mr. Dauchy at an exercise price of $18.00 per share, (iii) on October 29, 1997, the date of the last annual stockholders meeting, options to purchase 8,000 shares of Common Stock (as adjusted to reflect the two-for-one stock split effected on March 2, 1998) were granted to each of Dr. Stertzer and Mr. Dauchy at an exercise price of $27.125 per share; and (ii) on May 1, 1998, the date of his election to the Board, options to purchase 12,000 shares of Common Stock were granted to Mr. Borkow at an exercise price of $36.5625 per share. As of July 31, 1998, options to purchase a total of 58,000 shares of Common Stock were outstanding pursuant to the Directors' Plan.

Compensation of Executive Officers

         The following table shows for the fiscal years ended June 30, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other six most highly compensated executive officers (the "Named Executive Officers"):


                                              SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                                  Compensation
                                                                                  ------------
                                                                                     Awards
                                                                                  -----------
                                                       Annual Compensation        Securities
                                                     -------------------------     Underlying           All Other
Name and Principal Position               Year       Salary($)(1)     Bonus($)       Options        Compensation(2)($)
---------------------------               ----       ------------     --------       -------        ------------------
Scott J. Solano (3).................      1998          225,000        75,214          -0-                1,979(4)
    Chief Executive Officer,              1997           84,615         1,423        240,000             40,000(5)
    President (from 8/1/97) and           1996             -0-           -0-           -0-                 -0-
    Chairman of the Board (from
    1/4/98)

John D. Miller......................      1998          230,000        43,346          -0-                  432
    Chief Financial Officer and           1997          230,000         4,423          -0-                5,510
    Treasurer                             1996          229,797        28,877          -0-                  676

Robert D. Lashinski (6)(7)..........      1998          227,203        43,346          -0-                  332
    Former Vice President of              1997          230,000         4,423          -0-                4,885
    Research and Development and          1996          232,692        27,951          -0-                  770
    Business Development
    (resigned 4/30/98)

W. Kevin Bedsole....................      1998          188,558        34,866          -0-                  352
    Vice President of International       1997          185,000         3,558          -0-                4,950
    Sales                                 1996          167,500        18,750          -0-                  450

Bradly A. Jendersee (3)(6)(8).......      1998          173,281         4,808          -0-                 -0-
    Former Chief Executive Officer,       1997          250,008         4,808          -0-                5,200
    President and Chairman of the         1996          257,840        31,377          -0-                1,050
    Board (resigned 1/4/98)

Gregory M. French...................      1998          165,000        31,096          -0-                  332
    Vice President of Manufacturing       1997          165,000         3,173          -0-                4,925
                                          1996          164,375        18,750          -0-                  425

Glenn S. Foley......................      1998          133,173        58,326        25,000                -0-
    Vice President of Sales,              1997           50,481        70,673        50,000                -0-
    North America                         1996             -0-           -0-           -0-                 -0-

---------------------
(1) Includes, for fiscal 1998, compensation for unused vacation accrued in prior years.

(2)  Consists of (i) premiums  paid by the Company on life  insurance  policies,
     (ii) for fiscal 1996, the Company's matching contributions under the 401(k) Plan, and (iii) for fiscal 1997, the Company's discretionary contributions made to all participants under the 401(k) Plan.

(3) In August 1997, Mr. Solano was elected to the positions of President and Chief Executive Officer, with Mr. Jendersee remaining in the position of Chairman of the Board of Directors. In January 1998, Mr. Jendersee terminated his employment with the Company and Mr. Solano was elected to the position of Chairman of the Board of Directors.

(4)  Consists of moving reimbursement expenses.

                                       19



(5)  Consists of a one-time sign-on bonus.

(6) During the fiscal year ended June 30, 1996, the Company agreed to amend the employment agreements with Messrs. Jendersee and Lashinski to delete in their entirety certain provisions relating to royalty payments by the Company in connection with any patent of the Company in which Messrs. Jendersee and/or Lashinski were named as inventors in the patent applications, in consideration of the following: (i) cash in the amount of $1,940,000 to each of Messrs. Jendersee and Lashinski (less any amounts required to be withheld by the Company on behalf of Messrs. Jendersee and Lashinski with respect to the delivery of cash and shares under applicable federal and state law); and (ii) issuance to each of Messrs. Jendersee and Lashinski of 55,000 shares of the Company's Common Stock at a price of $12.00 per share. The terms of the amended employment agreements were approved by the holders of a majority of the shares of Common Stock held by the Company's disinterested stockholders. Such payments to Messrs. Jendersee and Lashinski resulted in the recognition by the Company in the quarter ending March 31, 1996 of a one-time charge of $5.2 million.

(7) Mr. Lashinski's employment with the Company terminated on April 30, 1998. Following his termination of employment, Mr. Lashinski executed a personal services agreement with the Company pursuant to which he has agreed to serve until February 28, 1999 as a consultant to the Company in consideration for the continued vesting of shares of stock purchased under that certain restricted stock purchase agreement dated March 17, 1995 between the Company and Mr. Lashinski. See "Executive Compensation - Employment and Related Agreements."

(8) Mr. Jendersee's employment with the Company terminated on January 4, 1998. Following his termination of employment, Mr. Jendersee executed a personal services agreement with the Company pursuant to which he has agreed to serve until February 28, 1999 as a consultant to the Company in consideration for the continued vesting of shares of stock purchased under that certain restricted stock purchase agreement dated March 17, 1995 between the Company and Mr. Jendersee. See "Executive Compensation - Employment and Related Agreements."

      Stock Option Grants and Exercises. Under the Incentive Plan, the Company may grant options to its executive officers. For the fiscal year ended June 30, 1998, options to purchase a total of 265,000 shares had been granted, and as of September 16, 1998, options to purchase a total of ___________ shares had been granted to the Company's executive officers under the Incentive Plan.

         The following tables show for the fiscal year ended June 30, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:


                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  Potential Realizable
                                                         Individual Grants                          Value at Assumed
                              ----------------------------------------------------------------        Annual Rates
                               Number of        Percentage of                                        of Stock Price
                              Securities        Total Options                                       Appreciation for
                              Underlying         Granted to        Exercise or                        Option Term(1)
                               Options          Employees in       Base Price     Expiration      --------------------
           Name               Granted (#)    Fiscal Year (%)(2)     ($/Sh)(3)        Date         5% ($)       10% ($)
           ----               -----------    ------------------     ---------      ---------      ------       -------
Mr. Solano.................       --                 --                --             --           --            --
Mr. Miller.................       --                 --                --             --           --            --
Mr. Lashinski..............       --                 --                --             --           --            --
Mr. Bedsole................       --                 --                --             --           --            --
Mr. Jendersee..............       --                 --                --             --           --            --
Mr. French.................       --                 --                --             --           --            --
Mr. Foley(4)...............     25,000               1.3             39.5625        3/3/08       622,016      1,576,311

-------------------
(1) Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(2) Based on an aggregate of 1,859,050 options granted during the fiscal year ended June 30, 1998.

(3) The exercise price per share of the option is equal to the fair market value of the Common Stock on the date of grant.

(4) Options granted become exercisable in four equal annual installments on March 3, 1999, 2000, 2001 and 2002.


                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                                                 AND FY-END OPTION VALUES

                                                                  Number of Securities            Value of Unexercised
                                                                 Underlying Unexercised               In-the-Money
                                                                       Options at                      Options at
                                Shares            Value             June 30, 1998(#)                June 30, 1998($)
                              Acquired on       Realized         -------------------------      --------------------
           Name              Exercise (#)       ($)(1)(2)        Exercisable  Unexercisable     Exercisable Unexercisable
           ----              ------------       ---------        -----------  -------------     ----------- -------------
Mr. Solano.................       --               --              60,000         180,000        1,751,250    5,253,750
Mr. Miller.................       --               --                --             --              --           --
Mr. Lashinski..............       --               --                --             --              --           --
Mr. Bedsole................     325,000          8,571,116          3,333          36,667          103,247    1,135,841
Mr. Jendersee..............       --               --                --             --              --           --
Mr. French.................       --               --                --             --              --           --
Mr. Foley..................       1,300             39,731         11,200          62,500          327,600    1,096,875

----------------
(1) Value realized is based upon the fair market value of the Common Stock on the date of exercise less the exercise price, and does not indicate that the optionee sold such stock.

(2) The per-share fair market value of the Common Stock at June 30, 1998 ($35.75) less the exercise price of the options. At September 16, 1998, the per-share fair market value of the Common Stock was $_____________.

         Employment and Related Agreements. Pursuant to employment agreements with the Company, Messrs. French and Miller have agreed to serve in their respective positions until March 18, 1999; Messrs. Bedsole and John A. Schiek, Vice President Compliance, have agreed to serve in their respective positions until March 29, 2000, and April 1, 2000, respectively, and Mr. Solano has agreed to serve in his position until February 2, 2001. In consideration of their services, such officers received annual salaries (subject to increase by the Board of Directors or the Compensation Committee thereof) as follows (as of June 30, 1998): Mr. Solano, $250,000; Mr. Miller, $230,000; Mr. Bedsole, $185,000;
Mr. French, $165,000; and Mr. Schiek, $150,000. The employment agreements prohibit such officers from rendering services in the United States, Europe or Asia, or consulting with or providing advice to, any person or entity engaged in the business of providing products or services in the field of percutaneous transluminal coronary angioplasty and coronary stents during the term of such officer's employment agreement without the Company's prior written consent. Additionally, pursuant to such employment agreements, Messrs. Miller, Solano, Bedsole, French, Foley and Schiek have entered into the Company's standard Employee Inventions and Proprietary Rights Assignment and Confidentiality Agreement.

         In addition, Messrs. Jendersee and Lashinski had previously agreed to serve under employment agreements until February 28, 1999 at salaries of $250,000 and $200,000, respectively. Messrs. Jendersee and Lashinski terminated their employment with the Company on January 4, 1998 and April 30, 1998, respectively. Each of them have executed a personal services agreement with the Company pursuant to which each has agreed to serve until February 28, 1999 as a consultant to the Company in consideration for the continued vesting of shares of stock purchased under restricted stock purchase agreements with the Company dated March 17, 1995.

         The employment agreements may be terminated with or without cause. If the officer's employment is involuntarily terminated without cause, the terminated officer is entitled to receive a severance payment equal to one-half of his annual salary. If such involuntary termination without cause occurs within two years after a change in control of the Company (which change of control occurs within the term of the employment agreement), the terminated officer is entitled to receive severance payments equal in the aggregate to his annual salary and a continuation of benefits for a twelve-month period. If an officer's employment is terminated voluntarily following a change in control of the Company, the terminated officer is entitled to receive severance payments equal in the aggregate to one-half his annual salary. If terminated with cause, such officers would not be entitled to any severance payments or other benefits under their employment agreements. Except with respect to Mr. Solano, upon a change of control of the Company all of such officers' shares of Common Stock that are subject to a repurchase option of the Company would be released from such repurchase options, and all unvested stock options would immediately vest. For Mr. Solano, all of his unvested stock options would immediately vest upon an involuntary termination that occurs upon or within two years of a change of control of the Company; provided, however, that if the Board of Directors (including all of its non-employee members) (i) determines that such accelerated vesting would preclude accounting for any proposed business combination involving a change in control as a "pooling of interests" and (ii) otherwise desires to approve a proposed change in control business combination which requires as a condition to the closing of such transaction that it be accounted for as a "pooling of interests," then Mr. Solano shall instead be entitled to receive 50% of his total taxable compensation (including, without limitation, salary, bonus and other compensation) received from or payable by the Company during the 12-month period ending on the date of termination. Each of such employment agreements also provides for term life insurance in the amount of $500,000 to be purchased by the Company for the benefit of such officers' estates.

         The Company has also entered into a change of control option vesting acceleration agreement with Lawrence J. Fassler, Vice President of Legal Affairs, General Counsel and Secretary; Glenn S. Foley, Vice President of Sales; and Andrew P. Rasdal, Vice President of Marketing, as well as with certain other key employees of the Company. Pursuant to such agreements, all unvested stock options held by such executive officers would immediately vest upon an involuntary termination that occurs upon or within two years of a change of control of the Company; provided, however, that if the Board of Directors (including all of its non-employee members) (i) determines that such accelerated vesting would preclude accounting for any proposed business combination involving a change in control as a "pooling of interests" and (ii) otherwise desires to approve a proposed change in control business combination which requires as a condition to the closing of such transaction that it be accounted for as a "pooling of interests," then such executive officers shall instead be entitled to receive a cash amount equal to 100% of their total taxable compensation (including, without limitation, salary, bonus and other compensation) received from or payable by the Company during the 12-month period ending on the date of termination.

         401(k) Plan. In August 1994, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering the Company's employees who have not elected out of the 401(k) Plan participation, have completed one year of service with the Company and have attained the age of 21. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 15% of their annual compensation and the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching and employer contributions to the 401(k) Plan by the Company on behalf of eligible employees. In fiscal 1998, the Company made no discretionary contributions to the 401(k) Plan on behalf of any participating employees (including executive officers of the company), and to date the Company has contributed a total of $164,000 to the 401(k) Plan. Employees become 20% vested in any such Company contributions made prior to July 1, 1998 after two years of service, and increase their vested percentages by an additional 20% for each year of service thereafter.

         As of July 1, 1998, the 401(k) Plan was amended to provide for mandatory matching Company contributions of 50% of each employee's contribution, up to a maximum of 3% (based on an employee contribution of 6%) of such employee's annual salary. Such matching contribution is deposited each pay period, without any additional ongoing requirements, and is immediately and fully vested.

         The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in selected investment options.

Compensation Committee Interlocks and Insider Participation

         During fiscal 1998, the Compensation Committee consisted of Dr. Simon Stertzer and Mr. Craig E. Dauchy until May 1, 1998, at which time George B. Borkow replaced Dr. Stertzer. None of such directors has ever been an officer or employee of the Company. During fiscal 1998, the Company retained the law firm of Cooley Godward LLP, of which Mr. Dauchy is a partner. The Company believes that the fees paid to Cooley Godward LLP are comparable to those that would be paid to an unaffiliated party for similar services. The dollar amount of fees paid by the Company to Cooley Godward LLP in fiscal 1998 does not exceed five percent of that firm's gross revenues for its last full fiscal year.

                      REPORT OF THE COMPENSATION COMMITTEE
             OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

General

         All decisions relating to executive compensation currently are being made upon the recommendation of the Compensation Committee. However, in order to remain in compliance with rules promulgated under the Exchange Act governing the administration of certain equity incentive plans with respect to certain executive officers, it is expected that following the Annual Meeting the Board of Directors in its entirety will administer the Incentive Plan with respect to certain executive officers until such time as the Board again includes two "disinterested" directors as defined by the rules promulgated under the Exchange Act. With respect to option grants made to certain executive officers, grants made to such persons following the Annual Meeting will not qualify as "performance-based compensation" under Section 162(m) of the Code until such time as the Company adds another "outside director" for purposes of that rule.

Compensation Philosophy

         The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

         o    The  Company  pays   competitively  with  leading  medical  device
              companies with which the Company competes for talent.

         o The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         o The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Executive Officer Salaries

         Of the Company's current officers, one joined the Company in 1998, three (including the Company's current Chief Executive Officer) joined the Company in 1997, three joined the Company in 1996, two joined the Company in 1995, three joined the Company in 1993, one joined the Company in 1992 and one was a founder of the Company in 1991. With respect to each of the officers hired since the beginning of fiscal 1998, salary, potential bonus and stock option grants were determined on the basis of negotiations between the Company and such officer with due regard to the officer's experience and market conditions at the time. Similarly, the Company negotiated with each of the other officers at the time of their hiring and reached a level of compensation that the Company believed was reasonably required to obtain the services of such officer. In doing so, the Company relied extensively on equity incentives in the form of stock option grants that vested over the three- to four-year period following the date such officer commenced employment. The Compensation Committee also obtained and reviewed a compensation survey of other publicly held medical device companies in establishing executive officers' salary, potential bonus and stock option grants in fiscal 1998. The data from such survey was used primarily as a

--------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

benchmark to ensure that the Company's total compensation structure for its executive officers was within the broad range of companies included in the survey. The Committee did not, however, target a specific position in the range of comparative data for each individual or for each component of compensation. The survey did not specifically use data for the companies in the group listed in the performance graph included elsewhere in this proxy statement.

         With respect to the continuing officers, because of the relatively short tenure of these officers with the Company and the familiarity of the Compensation Committee with the hiring process of each officer, the Compensation Committee relied primarily on the fiscal year 1997 salary, bonus and prior equity grants in establishing such officers' fiscal 1998 salary and potential bonus. In this regard, the Compensation Committee was particularly mindful of the rapid appreciation of the stock options granted to, and restricted stock purchased in March 1995 by, certain of the continuing officers and the significant incentive for employee retention as a result of the vesting schedules for such stock and options. Because of the value associated with these options and stock, the base salary established by the Compensation Committee may not reflect a salary that otherwise would have been required to competitively compensate these officers and may not be indicative of future compensation.

Long-Term Incentives

         The Company's primary long-term incentive program currently consists of the Incentive Plan. The Incentive Plan utilizes vesting periods (generally four years) to encourage key executives to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Incentive Plan generally is equal to 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Common Stock appreciates in the long term.

         In fiscal 1998, the Compensation Committee granted stock options to one newly hired executive officer, four newly appointed executive officers and one existing executive officer. The grant of options was in each case made either in connection with the hiring or the promotion of such officers. During fiscal 1998, the Compensation Committee determined not to grant options to the Chief Executive Officer and the other executive officers who were already with the Company in fiscal 1997 and not promoted in fiscal 1998 because of the size of the stock options and restricted stock previously issued to such officers and their related vesting schedules. In reaching its decisions, the Compensation Committee again relied on surveys of similar publicly held medical device companies, its experience, the information gained in the hiring process for such officers, and the value of the officers' previously issued stock options and restricted stock.

Company Performance And Chief Executive Officer Compensation

         In August of 1997, the Board of Directors elected Scott J. Solano to the position of President and Chief Executive Officer, and in January of 1998, the Board of Directors elected Mr. Solano to the position of Chairman of the Board of Directors. Prior to those elections, Bradly A. Jendersee had served in those respective positions. With respect to Mr. Jendersee, his salary and potential bonus were established by the Compensation Committee primarily on the basis of the salary received by him in fiscal 1997, a survey of executive salaries at similar publicly held medical device companies and pursuant to discussions between the Compensation Committee and Mr. Jendersee. In establishing the compensation for Mr. Jendersee, the Board considered qualitative factors such as the progress of the Company's products through development and clinical testing to market introduction, the success of direct sales operations in Western Europe, the extent of foreign distribution of the Company's products, and the continued significant success of the Company's products, as well as quantitative factors such as the resulting significant growth of net sales and income of the Company. In fiscal 1997, the Company achieved several key objectives. These achievements included the successful market introduction of the GFX(TM) family of coronary stent systems and an increase in revenues from $55.2 million to $79.42 million and in income from $20.4 million to net income of $21.7 million. Because of the size of the stock options and restricted stock previously issued to Mr. Jendersee and his related vesting schedule, however, the Compensation Committee elected to keep Mr. Jendersee's base salary at the same salary level that had been in effect since January 1996, and not to grant or award any further options or shares of restricted stock to Mr. Jendersee during fiscal 1998.

         The salary, grant of stock options and potential bonus of Scott J. Solano, the Company's current Chief Executive Officer, were established by the Compensation Committee in February 1997 at the time of Mr. Solano's hiring as the Company's Chief Operating Officer. At that time, the Compensation Committee took into account market conditions, Mr. Solano's experience, a survey of executive salaries at similar publicly held medical device companies and the level of compensation that the Company believed was reasonably required to obtain the services of Mr. Solano. The base salary of Mr. Solano was set at $200,000 and he was granted an option to purchase 120,000 shares of Common Stock at 100% of fair market value on the date of grant, at $6.50 per share.

         In April 1997, the Compensation Committee determined to grant Mr. Solano an additional option to purchase 120,000 shares of Common Stock at 100% of fair market value on the date of grant, at $6.625 per share. In making this additional grant, the Compensation Committee considered qualitative factors such as Mr. Solano's leadership in the progress of the Company's products through development, the scale-up of the Company's manufacturing operations, the progress of the Company's U.S. clinical trials and Mr. Solano's pronounced leadership role in coordinating the Company's activities in working toward the potential launch of its coronary stent systems in the United States. The Compensation Committee also considered quantitative factors such as the continued growth in net sales of the Company in the third fiscal quarter of fiscal 1997.

         On October 29, 1997, at the Board of Directors' regular annual meeting, the Compensation Committee determined to raise Mr. Solano's salary to $250,000 as of January 1, 1998. This salary rate was the same as was being paid to Mr. Jendersee, the Company's former Chief Executive Officer and President who remained the Chairman of the Company's Board of Directors until January 1998. The increase was made in view of Mr. Solano's election to the position of Chief Executive Officer and President and the attendant increase in his responsibilities.

         On December 25, 1997, the Compensation Committee determined to pay a cash bonus to Mr. Solano of $30,984. In granting this bonus payment, the Compensation Committee considered qualitative factors such as Mr. Solano's leadership in the progress of the Company through a facilities audit by the U.S. Food and Drug Administration (the "FDA") and the Company's then ongoing efforts to gain FDA approval for the commercialization of the Company's coronary stent systems in the United States. The Compensation Committee also considered quantitative factors such as the continued growth in net sales of the Company in the second fiscal quarter of fiscal 1998.

         On July 17, 1998, at a regular meeting of the Board of Directors, the Compensation Committee determined to raise Mr. Solano's salary to $450,000 as of July 1, 1998. In granting this salary increase, the Compensation Committee considered qualitative factors such as Mr. Solano's leadership in the progress of the Company through the rapid growth in the Company's infrastructure and the successful launch of its coronary stent systems in the United States. The Compensation Committee also considered quantitative factors such as the marked increase in the Company's net sales and earnings in fiscal 1998 and the Company's successful business development efforts during the period, including agreements to acquire World Medical Manufacturing Corporation and the coronary catheter lab business of C.R. Bard, Inc. The Compensation Committee also obtained and reviewed a compensation survey of other publicly held medical device companies in order to ensure that Mr. Solano's total compensation package was within the broad range of those packages granted to chief executive officers of companies included in the survey.

         Mr. Solano also participated in the periodic general employee bonuses discussed below, and received in fiscal 1998 a total of $44,230 pursuant to such bonuses.

Periodic Incentive Compensation

         A portion of the cash compensation paid to the Company's officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that have been paid on an irregular basis. Such bonus payments are linked to the attainment of specific goals established for the Company in general, and are generally payable to all employees of the Company. Such bonuses, when paid, are generally between one and two weeks' salary. The Company paid one such bonus to all employees (including all executive officers) in the third quarter of fiscal 1998. In addition, a more significant bonus was paid to all employees (including executive officers) in the fourth quarter of fiscal 1998 in the form of 15% of each individual employee's annual salary in connection with the significant efforts of all employees with respect to the Company's manufacturing scale-up and U.S. sales efforts. A second significant bonus was paid to all employees (including executive officers) subsequent to fiscal 1998 in the form of 20% of each individual employee's annual salary, again in connection with the significant efforts of all employees with respect to the Company's manufacturing scale-up and U.S. sales efforts.

Certain Tax Consideration

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. One example of the Company's efforts to satisfy the requirements for "performance-based compensation" is the amendment to the Incentive Plan made in fiscal 1998 that, among other things, limits the amount of awards made in any calendar year to a single individual to 250,000 shares. However, option grants made to certain executive officers following the Annual Meeting will not qualify as "performance-based compensation" under Section 162(m) of the Code until such time as the Company adds another "outside director" for purposes of that rule.

         From the members of the Compensation Committee:

                                 Dr. Simon H. Stertzer (resigned May 1, 1998)
                                 Craig E. Dauchy
                                 George B. Borkow


                      PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Common Stock, the Nasdaq Stock Market-US Index and the S&P Health Care (Medical Products & Supplies) Index from April 3, 1996 (the date on which the Common Stock was first traded on the Nasdaq National Market) through June 30, 1998. The graph assumes that $100 was invested on April 3, 1996 in the Common Stock and in each of the comparative indices.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

Research Data Group                            Peer Group Total Return Worksheet

Arterial Vascular Engr Inc (AVEI)
                                                         Cumulative Total Return
                                                  -----------------------------------
                                                  4/30/96  6/96      6/97      6/98
ARTERIAL VASCULAR ENGINEERING, INC.               100.00  172.62    153.27    340.48
NASDAQ STOCK MARKET (U.S.)                        100.00  108.16    131.51    173.59
S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)   100.00   98.82    130.96    175.18



---------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         The Company maintains directors' and officers' liability insurance. In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of being a director or executive officer of the Company. Mr. Solano has also entered into an indemnification agreement with Arterial Vascular Engineering Canada, Inc. ("AVEC"), a subsidiary of the Company located in Richmond, British Columbia, under which AVEC has agreed to indemnify such persons from and against any and all claims and liabilities by reason of their being a director or officer of AVEC. In connection with certain litigation relating to the Company's purchase from Endothelial Support Systems, Inc. (subsequently known as Endovascular Support Systems, Inc.) of technology which resulted in one of the Company's issued patents, the Company has agreed to indemnify Messrs. Jendersee and Miller and Dr. Stertzer and Dr. Gerald Dorros, a stockholder of the Company, against expenses and losses relating to such litigation.

         On March 17, 1995, the Company issued a total of 6,876,628 shares of Common Stock to Messrs. Jendersee, Lashinski, Miller, Bedsole, French and Schiek and to Drs. Stertzer and Dorros, stockholders of and consultants to, the Company for an aggregate consideration of $3,125,740. Except with respect to the shares issued to Drs. Stertzer and Dorros, such shares remain subject to a repurchase option in favor of the Company in accordance with service vesting schedules generally ranging from 48 to 64 months from the date of issuance. As of June 30, 1998, 1,182,500 shares were subject to repurchase. In fiscal 1997, each of Drs. Stertzer and Dorros made payments to the Company in full satisfaction of the principal and interest due under promissory notes, bearing an 8% interest rate and secured by a pledge of such shares, that had been issued to the Company in consideration of such shares. Messrs. Jendersee and Lashinski terminated their employment with the Company on January 4, 1998 and April 30, 1998, respectively, and each of them have executed a personal services agreement with the Company pursuant to which each has agreed to serve until February 28, 1999 as a consultant to the Company in consideration for the continued vesting of shares of stock purchased under their respective restricted stock purchase agreements. See "Executive Compensation - Employment and Related Agreements."

         Messrs. Jendersee, Solano, Miller, Lashinski, Bedsole, French and Schiek are each party to an employment agreement with the Company that, among other things, provides for term life insurance in the amount of $500,000 to be purchased by the Company for the benefit of such officers' estates, severance payments in certain circumstances, and accelerated vesting of their stock options or release of their shares subject to a repurchase option in certain circumstances involving a change in control of the Company. Mr. Fassler is party to an agreement with the Company providing for accelerated vesting of his stock options in certain circumstances involving a change in control of the Company. See "Executive Compensation -- Compensation of Executive Officers -- Employment and Related Agreements."

         During fiscal 1998, the Company retained the law firm of Cooley Godward LLP, of which Mr. Dauchy is a partner. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                             By Order of the Board of Directors


                                             Lawrence J. Fassler
                                             Secretary


September 25, 1998

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 is included in the Company's 1998 Annual Report to Stockholders, which is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. Additional copies of the Company's Annual Report on Form 10-K are available without charge upon written request to:
Investor Relations, Attn: Diane Lefebvre, Arterial Vascular Engineering, Inc., 3576 Unocal Place, Santa Rosa, California 95403.

                                                                      Appendix A

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ARTERIAL VASCULAR ENGINEERING, INC.


         ARTERIAL VASCULAR ENGINEERING, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: That paragraph A. of Article IV of the corporation's Amended and Restated Certificate of Incorporation is hereby amended in its entirety to be and read as follows:

                  "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Three Hundred Five Million (305,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred stock, each having a par value of one-tenth of one cent ($.001).

         SECOND:   That  the  aforesaid  Amendment  has  been  duly  adopted  in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, ARTERIAL VASCULAR ENGINEERING, INC. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this ______ day of ___________________, 1998.


                                           ARTERIAL VASCULAR ENGINEERING, INC.


                                           By:
                                              ----------------------------------


ATTEST:


----------------------------------
Lawrence J. Fassler
Secretary

                                                                      Appendix B

                       ARTERIAL VASCULAR ENGINEERING, INC.
                           1996 EQUITY INCENTIVE PLAN
               Adopted by the Board of Directors January 26, 1996
                 Approved by the Stockholders February 28, 1996
              Amended by the Board of Directors September 20, 1996
             Amendment Approved by the Stockholders December 4, 1996
                 Amended by the Board of Directors July 8, 1997
                Amended by the Board of Directors August 8, 1997
                Approved by the Stockholders on October 29, 1997 Amended by the Board of Directors July 17, 1998
               Approved by the Stockholders on ____________, 1998


1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii)
Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) Stock Appreciation Rights granted pursuant to section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

                                       1.

     (e) "Company" means Arterial Vascular Engineering, Inc., a Delaware corporation.

     (f) "Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 8(b)(2) of the Plan.

     (g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (h) "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) "Director" means a member of the Board.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

         (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the market trading day that is the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

                                       2.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Independent Stock Appreciation Right" or "Independent Right" means a right granted pursuant to subsection 8(b)(3) of the Plan.

     (p) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s) "Option" means a stock option granted pursuant to the Plan.

     (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (u) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (v) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (w) "Plan" means this Arterial Vascular Engineering 1996 Equity Incentive Plan.

     (x) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                                       3.

     (y) "Securities Act" means the Securities Act of 1933, as amended.

     (z) "Stock Appreciation Right" means any of the various types of rights which may be granted under Section 8 of the Plan.

     (aa) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

     (bb) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (cc) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

         (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii) To amend the Plan or a Stock Award as provided in Section 14.

         (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient which are not inconsistent with the terms of the Plan to promote the best interests of the Company.

                                       4.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The
Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who
(1) are not then subject to Section 16 of the Exchange Act and/or (2) are either
(i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate Eight Million (8,000,000) shares (split-adjusted for the stock dividend effected March 2, 1998) of the Company's common stock, as determined immediately following any stock split or combination made in connection with the first registration of any equity security of the Company under Section 12 of the Exchange Act. If any Stock Award granted under the Plan or any stock option granted pursuant to the Company's previous stock option program Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award or stock option pursuant to the Company's previous stock option program shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

     (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock

                                       5.

Awards granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b
3. The Board shall otherwise comply with the requirements of Rule 16b 3. This subsection 5(b) shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or
(ii) if the Board or Committee expressly declares that it shall not apply.

     (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant. Prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, the provisions of this subsection 5(c) shall also apply to the grant of a Nonstatutory Stock Option made to a ten percent (10%) stockholder as described in the preceding sentence.

     (d) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than Two Hundred Fifty Thousand (250,000) shares of the Company's common stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be determined by the Board or the Committee. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B)

                                       6.

according to a deferred payment arrangement, except that payment of the common stock's "par value" as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), unless such termination is for Cause (as defined in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall

                                       7.

terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (j) Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave

                                       8.

rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   TERMS OF STOCK

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. In any event, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or otherwise only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment), or other arrangement with the person to whom the stock is sold;

                                       9.

or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   STOCK APPRECIATION RIGHTS.

     (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the terms of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

         (i) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on the Fair Market Value (on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the amount of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

         (ii) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which the Concurrent Right pertains. A Concurrent Right shall be exercised automatically at the same time the

                                      10.

underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on the Fair Market Value on the date of exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

         (iii) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on the Fair Market Value on the date of the exercise of the Independent Right.

9.   CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as described in subsection 5(c)) receiving a new grant of an Incentive Stock Option, not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options or Stock Appreciation Rights permitted to be granted pursuant to section 5 of the Plan, if any. The repricing of an Option or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the

                                      11.

event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan, if any. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act, either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director or Consultant, nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b) or 8(b), shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan, or any instrument executed or Stock Award granted pursuant thereto, shall confer upon any Employee, Director or Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director of or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board and or the Company's stockholders to remove any Director pursuant to the terms of the Company's By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the

                                      12.

relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and

                                      13.

maximum number of securities subject to the Plan pursuant to subsection 4(a) and any maximum number of securities subject to award to any person during any calendar-year period pursuant to section 5, and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

     (b) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, to the extent permitted by applicable law, (i) any surviving or acquiring corporation shall assume any such Stock Awards outstanding under the Plan or shall substitute similar Stock Awards (including a right to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(b) for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume or continue such Stock Awards, or to substitute similar options for such Stock Awards outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event.

14.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for Stock Awards under the Plan;

         (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

         (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

                                      14.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 26, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                                                      Appendix C

                       ARTERIAL VASCULAR ENGINEERING, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                 Adopted by the Board of Directors July 8, 1997
                Approved by the Stockholders on October 29, 1997
                 Amended by the Board of Directors July 17, 1998
              Approved by the Stockholders on ______________, 1998


1.   PURPOSE.

     (a) The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Arterial Vascular Engineering Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

         (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this

                                       1.

power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iv) To amend the Plan as provided in paragraph 13.

         (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The
Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Five Million (5,000,000) shares (split-adjusted for the stock dividend effected March 2, 1998) of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised (other than rolled-over rights), the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   GRANT OF RIGHTS; OFFERING.

     (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice

                                       2.

delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.   ELIGIBILITY.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

         (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

         (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

         (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to

                                       3.

purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such employee's Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

         (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

         (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined

                                       4.

by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

                                       5.

8.   EXERCISE.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

                                       6.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's stockholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

                                       7.

13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for rights under the Plan;

         (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                                       8.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on August 1, 1997 (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.


                                       9.

                                                                      APPENDIX D



PROXY                 ARTERIAL VASCULAR ENGINEERING, INC.                  PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned security holder of Arterial Vascular Engineering, Inc., a Delaware corporation, hereby appoints Scott J. Solano, John D. Miller and
Lawrence J. Fassler, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Stockholders scheduled to be held on Thursday, November 12, 1998 at 10:00 a.m., local time, at the Luther Burbank Center for the Arts, East Auditorium, 50 Mark West Springs Road, Santa Rosa, California 95403, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed in Proposal 1 as directors, FOR the proposal to amend the Arterial Vascular Engineering, Inc. Amended and Restated Certificate of Incorporation, FOR the proposal to amend the Arterial Vascular Engineering, Inc. 1996 Equity Incentive Plan, FOR the proposal to amend the Arterial Vascular Engineering, Inc. 1997 Employee Stock Purchase Plan, FOR the ratification of the selection of Ernst & Young LLP as independent auditors and otherwise at the discretion of the Proxies.

                (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE ARTERIAL VASCULAR ENGINEERING, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL TO AMEND THE ARTERIAL VASCULAR ENGINEERING, INC. 1996 EQUITY INCENTIVE PLAN, FOR THE PROPOSAL TO AMEND THE ARTERIAL VASCULAR ENGINEERING, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1.   To elect four Directors.

     Nominees: Scott J. Solano, John D. Miller, Craig E. Dauchy and
               George B. Borkow
                                                                 FOR                                   WITHHELD
                                                            THE NOMINEES                          FROM THE NOMINEES
                                                              [      ]                                [       ]

                                                              [      ]    --------------------------------------
                                                                          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


                                                                 FOR                AGAINST            ABSTAIN
2.   To amend the Arterial Vascular Engineering, Inc. Amended [      ]             [      ]           [       ]
     and Restated Certificate of Incorporation.


3.   To amend the Arterial Vascular Engineering, Inc. 1996    [      ]             [      ]           [       ]
     Equity Incentive Plan.


4.   To amend the Arterial Vascular Engineering, Inc. 1997    [      ]             [      ]           [       ]
     Employee Stock Purchase Plan.


5.   To ratify the appointment of Ernst & Young LLP as        [      ]             [      ]           [       ]
     independent auditors.

6.   In their discretion upon such other matters as properly  [      ]
     come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.                  [      ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   [      ]

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IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.


Please  sign  exactly as name  appears  hereon.  When  signing as  attorney,  executor,  administrator,  trustee or guardian,  please give full title as such. If a  corporation,  please sign in full  corporate name by  president or other  authorized  officer.  If a partnership,  please sign in  partnership  name by authorized  person.  (Only one signature is required in the case of securities registered in the name of two or more persons.)


Signature(s)                                                                    Date
            ---------------------------------------------------------------          --------------------------

Signature(s)                                                                    Date
            ---------------------------------------------------------------          --------------------------
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